FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called the “Amendment”) made as of July 22, 2009 by and among Double Eagle Petroleum Co., a Maryland corporation (“Borrower”), Bank of Oklahoma, N.A., individually and as administrative agent (in such capacity, “Administrative Agent”) and as LC Issuer, and the Lenders party to the Original Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of February 26, 2009 (as amended, supplemented, or restated to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement to terminate the Term Loan Commitment, to refinance the Term Loans with proceeds of Revolving Loans, and to make certain other modifications as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1. Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Credit Agreement.

“Amendment Documents” means this Amendment and the confirmation by Guarantor with respect to this Amendment and any other document required to be delivered by Borrower pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

“Original Omnibus Certificate” means the Omnibus Certificate dated February 26, 2009 executed and delivered by officers of Borrowers pursuant to the Original Credit Agreement.

ARTICLE II.

AMENDMENTS TO ORIGINAL AGREEMENT

§ 2.1. Defined Terms.

(a) The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“’Applicable Utilization Level’ means on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Revolving Loan Facility Usage divided by (ii) the Borrowing Base (the “Utilization Percent”):

Applicable Utilization Level	Utilization Percent
Level I	less than 50%
Level II	greater than or equal to 50% but less
than 75%
Level III	greater than or equal to 75% but less
than 90%
Level IV	Greater than or equal to 90%

“’Commitment’ means for each Lender its Revolving Loan Commitment.”

(b) The following definitions are hereby added to Section 1.1 of the Original Credit Agreement in alphabetical order to read as follows:

“’Adjusted Consolidated EBITDAX’ means, for any Fiscal Quarter, Consolidated EBITDAX for such Fiscal Quarter adjusted (a) as permitted and in accordance with Article 11 of Regulation S-X promulgated by the SEC, (b) to give effect to any acquisition or divestiture made by Borrower or any of its Consolidated Subsidiaries during such Fiscal Quarter as if such transactions had occurred on the first day of such Fiscal Quarter, regardless of whether the effect is positive or negative.”

“’Consolidated EBITDAX’ means, for any period (without duplication), the sum of (1) Consolidated Net Income during such period (excluding extraordinary gains and losses), plus (2) all interest paid or accrued during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and Capital Lease Obligations) which was deducted in determining such Consolidated Net Income, plus (3) all income taxes which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs), depletion, exploration expense and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including those resulting from the requirements of FASB 133, 143, 144 or 157) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.”

“’Consolidated Funded Debt’ means the categories of Liabilities of Borrower and its properly Consolidated Subsidiaries described in clauses (a), (b), (c), (f), (h) and (j) of the definition of “Indebtedness” in Section 1.1 (without duplication).”

“’Maturity Date’ means July 31, 2010.”

§ 2.2. Schedules. Schedule 4 to the Original Credit Agreement is hereby amended in its entirety to read as set forth in Schedule 4 attached hereto.

§ 2.3. Term Loan Commitment and Term Loans.

(a) The Term Loan Commitments are hereby terminated.

(b) Section 2.1(b) is hereby deleted from the Original Credit Agreement.

(c) Borrower shall repay the Term Loans, in full, on or before the Term Loan Maturity Date with proceeds of Revolving Loans.

§ 2.4. Subsequent Determinations of Borrowing Base. The second sentence of Section 2.9 of the Original Credit Agreement which reads as follows:

“By June 1 and December 31, Administrative Agent shall determine the amount of a proposed Borrowing Base; and Administrative Agent shall then deliver to each Lender such proposed Borrowing Base.”

is hereby amended in its entirety to read as follows:

“By June 15 and December 15 of each year, Administrative Agent shall determine the amount of a proposed Borrowing Base; and Administrative Agent shall then deliver to each Lender such proposed Borrowing Base.”

§ 2.5. Reaffirmation of Borrowing Base. Administrative Agent hereby notifies Borrower that the Borrowing Base in effect during the period from the date hereof until the next Determination Date shall be $45,000,000.

§ 2.6. Funded Debt to EBITDAX Ratio. The following new Section 7.15 is hereby added at the end of Article VII of the Original Credit Agreement to read as follows:

“Section 7.15 Funded Debt to EBITDAX Ratio. As of the end of each Fiscal Quarter, the ratio of (a) Consolidated Funded Debt as of the end of such Fiscal Quarter to (b) Adjusted Consolidated EBITDAX for the period of twelve consecutive calendar months then ended shall never be greater than 3.5 to 1.0.”

§ 2.7. Waiver. Borrower has requested that Lenders consent to the merger of Petrosearch Energy Corporation into a newly formed wholly-owned Subsidiary of Borrower (“New Subsidiary”), with New Subsidiary being the surviving entity (the “Merger”), and waive the violation of Section 7.5 of the Original Agreement that would occur as a result of the Merger. Accordingly, Lenders hereby waive any violation of Section 7.5 that arises solely as a result of the Merger. The foregoing waiver shall not constitute a waiver of any other provisions of the Credit Agreement or this Amendment.

§ 2.8. Delivery of Security Documents from New Subsidiary. Contemporaneously with the consummation of the Merger, Borrower shall deliver to Administrative Agent the following:

(i) the Certificate of Merger and the Merger Agreement relating to the Merger and the organization documents of New Subsidiary;

(ii) a certificate of the applicable officer of New Subsidiary dated the date of this Amendment certifying: (i) that resolutions adopted by its Board of Directors authorize the execution, delivery and performance of the Guaranty Supplement of New Subsidiary; (ii) the names and true signatures of the officers of New Subsidiary are true and correct; (iii) the organization documents and all amendments thereto of New Subsidiary are in full force and effect; and

(iii) a Guaranty Supplement from New Subsidiary as required under Sections 6.15, 6.16 and 6.17 of the Credit Agreement.

§ 2.9. Changes in Commitments. Each Lender hereby agrees that its Commitment shall be the amount set forth opposite such Lender’s name on Schedule 4 to this Amendment.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§ 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a) Administrative Agent shall have received all of the following, at Administrative Agent’s office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

(i) this Amendment;

(ii) a certificate of the Secretary of Borrower dated the date of this Amendment certifying: (i) that resolutions adopted by the Board of Directors of Borrower attached to the Original Omnibus Certificate authorize the execution, delivery and performance of this Amendment and the other Amendment Documents by Borrower; (ii) the names and true signatures of the officers of the Borrower which were attached to the Original Omnibus Certificate are true and correct; (iii) the articles of incorporation and all amendments thereto and the bylaws and all amendments thereto of Borrower attached to the Original Omnibus Certificate are in full force and effect; and (iv) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and

(iii) such other supporting documents as Administrative Agent may reasonably request.

(b) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents.

(c) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent’s attorneys.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§ 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents] and to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c) The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 2008 and the unaudited quarterly Consolidated financial statements of Borrower dated as of March 31, 2009 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

ARTICLE V.

MISCELLANEOUS

§ 5.1. Ratification of Agreements. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

§ 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Colorado and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

DOUBLE EAGLE PETROLEUM CO., as Borrower

By:	/s/ Kurtis Hooley

	Name:	Kurtis Hooley

	Title:	Chief Financial Officer

BANK OF OKLAHOMA, N.A., as Administrative Agent, LC Issuer and a Lender

By:	/s/ Guy Evangelista
	Name:	Guy Evangelista

Title:Sr. Vice President

AMERICAN NATIONAL BANK, as a Lender
By:	/s/ Kevin Donaldson

	Name:	Kevin Donaldson

	Title:	Vice President

[First Amendment]

CONSENT AND AGREEMENT

The undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guaranty dated as of February 26, 2009 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guaranty and such other Loan Documents shall remain in full force and effect.

EASTERN WASHAKIE MIDSTREAM, LLC

By:	/s/ Kurtis Hooley

	Name:	Kurtis Hooley

	Title:	Chief Financial Officer

SCHEDULE 4

LENDERS SCHEDULE

	Commitment/		Amount equal to
	Revolving Loan		Percentage Share of
	Commitment	Percentage Share	Borrowing Base

Domestic Lending Office:

Bank of Oklahoma, N.A.	$45,833,333	61.11%	$27,500,000

Address

1675 Broadway Suite 1650 Denver, CO 80202

Tel: 303/864-7347

Fax: 303/864-7349

Eurodollar Lending Office:

Same.

Domestic Lending Office:

American National Bank	$29,166,667	38.89%	$17,500,000

Address

3033 E. First Avenue Denver, CO 80206

Tel: 303/394-5067

Fax: 303/394-5322

Eurodollar Lending Office

Same.

Total	$75,000,000	100%	$45,000,000

as of July 22, 2009